Exhibit 23.3

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in the registration statement on Form S-8 (File No. 333-149190), the registration statement on Form S-3 (No. 333-159888), the registration statement on Form S-4 (No. 333-171773) and the Annual Report on Form 10-K for the fiscal year ended 31 December 2011 of BreitBurn Energy Partners L.P. of information from our firm's reserve report dated 30 January 2012 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2011 Executive Summary and all references to our firm included in or made part of the Annual Report on Form 10-K for the fiscal year ended 31 December 2011 of BreitBurn Energy Partners L.P.

Schlumberger Technology Corporation

By: /s/ Charles M. Boyer II
Charles M. Boyer II, PG, CPG
Advisor Unconventional Reservoirs
Pittsburgh GPE Manager

Pittsburgh, Pennsylvania
29 February 2012